UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

___________________________

Esports Technologies, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

197 California Ave Ste 302, Las Vegas, NV 89104

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 883-2387

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 1.01	Entry Into A Material Definitive Agreement.

Share Purchase Agreement

On October 1, 2021, Esports Technologies, Inc. (the “Company”), and Esports Product Technologies Malta Ltd., a company incorporated under the laws of Malta and wholly owned subsidiary of the Company (“Esports Malta”), entered into an Share Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Acquisition Agreement”) with Aspire Global plc, a company incorporated under the laws of Malta (“Aspire”), Aspire Global International Limited, a company incorporated under the laws of Malta, AG Communications Limited, a company incorporated under the laws of Malta, Aspire Global 7 Limited, a company incorporated under the laws of Malta (collectively the “Aspire Related Companies”), and Karamba Limited, a limited liability company incorporated and existing under the laws of Malta (“Karamba”) whereby Esports Malta will acquire all of the issued and outstanding shares of Karamba in exchange for the Acquisition Consideration identified below.

The Acquisition Agreement provides for, among other things, the following transactions and deliverables to have occurred at the closing: (i) Aspire and the Aspire Related Companies will transfer to Karamba all the business to consumer (“B2C”) assets, certain liabilities, and operations as set forth in the Acquisition Agreement (the “Assets”); (ii) Aspire (and its related entities) will assign or transfer to Karamba all key and material contracts for services that are necessary for the operation of the Assets; (iii) Esports Malta will acquire all of the shares in Karamba; (iv) Esports Malta will enter into an agreement with Aspire whereby Aspire will provide continuation of services related to the Assets, which are required in order to operate the Assets (the “Transition Services Agreement”) during a transition period subsequent to the closing of the Acquisition Agreement and up to 90 days thereafter; (v) Esports Malta and/or Karamba (as then fully owned by Esports Malta) will enter into a four-year business to consumer white label operator services agreement, based upon a migration plan in accordance with applicable laws (the “Operator Services Agreement” and the “Migration Plan”, respectively).

Acquisition Consideration

In accordance with the terms and subject to the conditions of the Acquisition Agreement, the total acquisition price, payable at the closing of the acquisition of the Karamba shares, will be €65,000,000 payable as follows: (i) a cash amount of €50,000,000; (ii) €10,000,000, payable in accordance with the terms of an unsecured subordinated promissory note (the “Note”); and (iii) shares of Company common stock, which are valued at €5,000,000 (based on the weighted-average per-share price of the ten days prior to the execution date of the Acquisition Agreement (the “Exchange Shares”). The Company has agreed, within 45 days as of the closing, to file with the Securities and Exchange Commission (“SEC”) a registration statement to register the resale of the Exchange Shares. Esports Malta agreed that its sole ability to terminate the Acquisition Agreement would be limited to circumstances pursuant to which Aspire and/or Karamba is rendered incapable of performing at any time or has failed to perform at closing its delivery of: (a) certain key contracts to be mutually identified by the parties, or (b) a material portion of the Assets, taken as a whole. Aspire agreed that its ability to terminate the Acquisition Agreement would be limited to circumstance pursuant to which Esports Malta or the Company is rendered incapable of performing at any time or has failed to perform at closing its delivery: (a) of the purchase price, or (b) of any of the required deliverables.

The Note will provide for an interest rate of 10% per annum. The maturity date of the Note will be the earlier of that date which is four years from the issuance date or a liquidity event. The Note will require repayment of the principal amount plus any accrued interest in three equal installments, payable annually starting on the second anniversary after issuance. No interest payment shall be due until that date which is the last day of the end of the second year anniversary of issuance should the Note remain unpaid at such time. Should the Note remain unpaid at the second year anniversary, the total accrued interest due at that time shall be paid at the second year anniversary for accrued interest for the period from the issuance date through the second year anniversary date. Thereafter, and on each annual anniversary date thereafter, the interest due for the prior annual period shall be paid. Notwithstanding the foregoing, if the Company owes greater than $15.0 million under a credit agreement to be entered into in connection with the acquisition, then then the parties agree that the Company shall repay any principal amount plus any accrued interest due through the issuance of Company common stock in lieu of any cash payment and the amount of said common stock shares to be issued by the Company shall be determined by using the Conversion Price as defined below. Should an event of default occur on the Note, then at the election of Aspire, either (i) the Operator Services Agreement will be amended such that the fees payable shall increase by 5% during the continuation of the event of default, or (ii) Aspire may elect to convert the entire outstanding principal amount plus any accrued interest into fully-paid and non-assessable shares of common stock of the Company at a price per share based on the weighted-average per-share price for the ten days prior to the date of the occurrence of the event of default (“Conversion Price”). In no event shall the Conversion Price be lower than $18.00 per share (as adjusted for stock splits, stock dividends, or similar events occurring after the date hereof) and the total maximum number of common stock shares that may be issued to Aspire upon any such conversion in the aggregate shall be 650,000 shares (as adjusted for stock splits, stock dividends, or similar events occurring after the date hereof).

Ancillary Agreements

On the closing date, the parties will enter into the Transition Services Agreement pursuant to which Aspire will agree to provide continuation of services related to the Assets for all enterprise agreements, including content and data provider agreements, between Aspire and any third-party business serviced by the Aspire.

On the closing date, Aspire and Karamba will enter into an Operator Services Agreement and the Migration Plan as approved by the Malta Gaming Authority (“MGA”). Pursuant to the terms and conditions of the Operator Services Agreement, Aspire will commit for a period of four years to operate on behalf of Karamba, in addition to the Assets, two additional Company-branded websites (Esportsbook.com and other URL brands to be determined solely by the Company) pursuant to Aspire’s operating license in any and all territories in which Aspire is licensed and operational as of the closing date as well as any additional territories in which Aspire may become licensed following the closing sate and/or during the term of the Operator Services Agreement. The Operator Services Agreement provides for a revenue sharing arrangement based on certain net gaming revenue share definitions, in addition to various other fees related to the services.

A copy of the Acquisition Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Acquisition Agreement is qualified in its entirety by reference thereto. The Acquisition Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Acquisition Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Acquisition Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision.

Private Placement

On October 1, 2021, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”). Pursuant to the Subscription Agreements, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such Investors, simultaneous with the closing of the Acquisition Agreement, an aggregate of 36,200 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share, for aggregate gross proceeds of $36,200,000 (the “Private Placement”). For each share of Preferred Stock issued, the Company issued the Investor a warrant to purchase 150% of the shares of Company common stock underlying the Preferred Stock (the “Warrants”).

Pursuant to the Subscription Agreement, the Company is required to hold a special meeting of shareholders of the Company (the “Shareholder Meeting”), no later than 120 days after the issuance date soliciting the affirmative vote at the Shareholder Meeting for approval of resolutions providing for the approval of the conversion of the Preferred Stock and Warrants into Company common stock in compliance with the rules and regulations of the Nasdaq Stock Market (the “Shareholder Approval”).

Until Shareholder Approval is received, without the approval of the holders of 60% of the Preferred Stock, other than certain exempt issuances, the Company is not permitted to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents or (ii) file any registration statement or any amendment or supplement thereto.

The Preferred Stock is entitled to receive dividends, at a rate of 14.0% per annum, which shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance date. With limited exceptions, the Preferred Stock will have no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company available to shareholders, an amount equal to the greater of: (i) the purchase price for each share of Preferred Stock then held, or (ii) the amount the holders would have received had the holders fully converted the Preferred Stock to Company common stock, in each case, before any distribution or payment shall be made to the holders of the Company’s common stock. If, and only, if the Company receives Shareholder Approval, the Preferred Stock will be convertible into Company common stock at an initial conversion price of $28.00 per share (“Conversion Price”); provided that the Conversion Price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the Conversion Price then in effect. In addition, nine months from the issuance date (the “Adjustment Date”), the Conversion Price shall be adjusted to the lesser of: (i) the Conversion Price in effect on the Adjustment Date, or (ii) 85% of the average closing price of the Company’s common stock for the fifteen trading days prior to the Adjustment Date. If the Company’s EBITDA is equal to or greater than $2.0 million for the quarter ending March 31, 2022, then no adjustment pursuant to the foregoing sentence will cause the Conversion Price to be less than $20.00.

Upon receipt of Shareholder Approval, the Warrants will become exercisable and will expire on the fifth anniversary thereafter. The Warrants will initially be exercisable at an exercise price of $30.00 per share, provided that the exercise price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the exercise price then in effect. The Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the ordinary shares underlying the Warrants.

The holders of the Preferred Stock and Warrants will not have the right to convert or exercise any portion of the Preferred Stock and Warrants to the extent that, after giving effect to such conversion, such holder (together with certain related parties) would beneficially own in excess of 4.99% of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise.

The Company agreed to use commercially reasonable efforts to file as soon as reasonably practicable, but in any event no later than 45 calendar days after the issuance date, and use commercially reasonable efforts to cause to be declared effective as soon as reasonably practicable thereafter, a registration statement filed with the SEC registering the resale of all of the Company common stock underlying the Preferred Stock and Warrants issued to the Investors.

The foregoing description of the Subscription Agreement, Preferred Stock and the Warrant is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, form of certificate of designation, and form of warrant, copies of which are attached as Exhibit 10.1, Exhibit 3.1 and Exhibit 4.1 hereto, and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2021, the Company issued a press release announcing their entry into the Acquisition Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that the Company prepared for use in connection with the announcement of the Acquisition Agreement.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1 *	Share Purchase Agreement, dated as of October 1, 2021.
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
4.1	Form of Warrant
10.1	Form of Subscription Agreement
99.1	Press release dated October 1, 2021
99.2	Investor presentation
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 104).

*   Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

4

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS TECHNOLOGIES, INC.

Date: October 1, 2021
By: _/s/ Jim Purcell________
Jim Purcell
Chief Financial Officer

5